UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2016

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On June 6, 2016, WPX Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named in Exhibit A thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell to the Underwriters 49,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price from the Underwriters of $9.472 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 7,425,000 shares of Common Stock (the “Option”). The Underwriters exercised the Option in full on June 6, 2016. The Underwriting Agreement is filed as Exhibit 1.1 hereto.

The Offering and the offer and sale of shares of Common Stock pursuant to the Option have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-198523) (the “Registration Statement”) and a prospectus supplement dated June 6, 2016 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on June 8, 2016. The closing of the Offering, including the shares issuable pursuant to the Option, is expected to occur on June 9, 2016. The legal opinion of Gibson, Dunn & Crutcher LLP relating to the Registration Statement is filed as Exhibit 5.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 6, 2016, between WPX Energy, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Corporate Secretary

June 9, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated as of June 6, 2016, between WPX Energy, Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).